UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2011
Date of Report (Date of earliest event reported)

ELECTRONIC CONTROL SECURITY INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-30810	22-2138196
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

790 Bloomfield Avenue, Building C, Suite 1
Clifton, New Jersey 07012
(Address of principal executive offices, including zip code)

(973) 574-8555
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On December 13, 2011, Electronic Control Security Inc. (the “Company”) gave notice of its termination of the Drawdown Equity Financing Agreement (the “Agreement”) originally entered into as of February 8, 2011 with Auctus Private Equity Fund (“Auctus”). Under the Agreement,   Auctus committed, subject to certain conditions, to purchase up to $10 million of Common Stock over a term of up to five years commencing from the effective date of the Registration Statement referred to below.

While an S-1 registration statement (the “Registration Statement”) in respect of the resales by Auctus of any shares of the Company's common stock that would have been issuable under the Drawdown Agreement was declared effective in July 2011, the Company did not utilize the drawdown facility. Accordingly, no shares were issued to Auctus.

The Company has determined that it would not be in the Company's best interest to retain or move forward with the equity line.

(d) Exhibits.

Exhibit Number	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ELECTRONIC CONTROL SECURITY INC.

Date: December 19, 2011	By:	/s/ Arthur Barchenko
Arthur Barchenko, Chief Executive Officer